Exhibit 99.1

For Immediate Release	Kronos Contact:	Paul Lacy

(978) 947-4944

placy@kronos.com

KRONOS® UPDATES REVENUE AND EARNINGS ESTIMATES FOR THE

FIRST QUARTER OF FISCAL 2006

CHELMSFORD, Mass., Jan. 4, 2006 — Kronos® Incorporated (Nasdaq: KRON) today announced that it expects total revenues for the first quarter of Fiscal 2006 to be approximately $127.5–$129 million. Based on this revenue, the company anticipates that it will report net earnings of approximately $0.26–$0.29 per diluted share for the first quarter of Fiscal 2006, excluding the impact of Financial Accounting Standards Board Statement 123R, Share-Based Payment.

“While we are disappointed with our financial results for the first quarter, we remain optimistic about our market opportunity and potential for growth in Fiscal 2006,” said Kronos Chief Executive Officer Aron Ain. “We will be sharing a comprehensive analysis of the quarter on our upcoming earnings call that will provide the full details of our performance. However, at this point, we are confident in stating that the fundamentals of our business have not changed and our competitive position remains very strong.”

Kronos will provide its full results for the first quarter of Fiscal 2006 on Monday, Jan. 30, and will review these during a conference call on the same day, at 4:30 p.m. Eastern. A webcast of the conference call will be available to all interested parties on the Kronos website located at www.kronos.com under the Investor Relations section.

About Kronos Incorporated

Kronos Incorporated is the most trusted name in workforce management. Kronos helps organizations staff, develop, deploy, track, and reward their workforce, resulting in reduced costs, increased productivity, better decision-making, improved employee satisfaction, and alignment with organizational objectives. More than 20 million people use a Kronos solution every day. Learn more about Kronos’ high-impact enterprise solutions at www.kronos.com.

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Safe Harbor Statement

This press release contains statements about the business prospects and estimates of Kronos’ financial results for future periods that are forward-looking statements that involve a number of risks and uncertainties, including the performance estimates and statements relating to earnings and revenue growth, profitability, and the estimated expense impact of SFAS 123R, the ability to close potential product sales transactions, the ability to realize revenues from the sales pipeline and backlog, market acceptance of our new products and enhancements, including those formerly offered by AD OPT Technologies, our ability to monitor and manage discretionary costs, growth in the market for our products and within the economy generally, and potential acquisitions. These statements are based on management’s expectations of future events as of the date of this press release, and Kronos assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management’s expectations. Among the important factors that could cause actual operating results to differ materially from those indicated by such forward-looking statements are delays in product development, including enhancements to existing products, product performance issues, competitive pressures, general economic conditions, possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangement and the risk factors detailed in the company’s Annual Report on Form 10-K filed with the SEC on December 9, 2005 and its quarterly report on Form 10-Q filed with the SEC on August 11, 2005. The timing of the release of new products or product enhancements will take place if and when available and at the sole discretion of Kronos.

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© 2006 Kronos Incorporated. Kronos and the Kronos logo are registered trademarks of Kronos Incorporated or a related company. All other product and company names mentioned are used for identification purposes only and may be trademarks of their respective owners.